                          SWISHER INTERNATIONAL, INC.
                               6849 FAIRVIEW ROAD
                        CHARLOTTE, NORTH CAROLINA 28210

                                PROXY STATEMENT

                         RELATING TO THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD APRIL 23, 1999
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          SWISHER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          SWISHER INTERNATIONAL, INC.
                               6849 FAIRVIEW ROAD
                        CHARLOTTE, NORTH CAROLINA 28210

                               PATRICK L. SWISHER
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER

March 17, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Swisher International, Inc. The Annual Meeting will be held at the Providence Country Club located at 6001 Providence Country Club Drive, Charlotte, North Carolina on Friday, the 23rd day of April, 1999, at 10:00 A.M., and thereafter as it may from time to time be adjourned.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Your vote is important. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Patrick L. Swisher

                          SWISHER INTERNATIONAL, INC.
                             ---------------------

                                   NOTICE OF
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                                     DATE:   APRIL 23, 1999
                                     TIME:   10 A.M.
                                     PLACE:  PROVIDENCE COUNTRY CLUB
                                             6001 PROVIDENCE COUNTRY CLUB DRIVE
                                             CHARLOTTE, NORTH CAROLINA

Dear Stockholders:

     At our Annual Meeting, we will ask you to:

     - Elect six directors to the Board of Directors;

     - Ratify the selection of Scharf Pera & Co. as independent auditors for 1999; and

     - Transact any other business that may properly be presented at the Annual Meeting.

                                  RECORD DATE

     If you were a stockholder of record at the close of business on February 24, 1999, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 6849 Fairview Road, Charlotte, North Carolina, 28210, for examination by any stockholder for any purpose germane to the meeting.

                               PROOF OF OWNERSHIP

     Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Swisher International shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Swisher International shares as of the record date.

                                          By order of the Board of Directors,

                                                    Patrick L. Swisher
                                          President and Chief Executive Officer

March 17, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information About the Annual Meeting and Voting.............    1
  Why Did You Send Me this Proxy Statement?.................    1
  How Many Votes Do I Have?.................................    1
  How Do I Vote by Proxy?...................................    1
  May I Revoke My Proxy?....................................    1
  How Do I Vote in Person?..................................    2
  What Vote Is Required to Approve Each Proposal?...........    2
  Is Voting Confidential?...................................    2
  What Are the Costs of Soliciting the Proxies?.............    2
  How Can I Obtain an Annual Report on Form 10-KSB?.........    3
Information About Swisher International, Inc. Common Stock
  Ownership.................................................    3
  How Much Stock is Owned By Directors, Executive Officers
     and At Least 5% Stockholders?..........................    3
Information About Directors and Executive Officers..........    4
  The Board of Directors....................................    4
  The Committees of the Board...............................    4
  How Do We Compensate Directors?...........................    5
  The Executive Officers....................................    5
  Did Directors, Executive Officers and Greater-Than-10%
     Stockholders Comply with Section 16(a) Beneficial
     Ownership Reporting in 1998?...........................    6
  How Do We Compensate Our Executive Officers?..............    6
Summary Compensation Table..................................    6
Option Grants During Fiscal Year 1998.......................    7
Aggregate Option Exercises During Fiscal Year 1998 and
  Year-End Option Values....................................    7
Benefit Plans...............................................    8
Arrangements with Officers and Directors....................    9
Disagreement with Swisher International's Former
  Accountants...............................................   10
  Proposal 1: Elect Six Directors...........................   12
  Proposal 2: Ratify Selection of Independent Auditors for
     1999...................................................   14
Other Matters...............................................   14
Information About Stockholder Proposals.....................   15
Proxy for 1999 Annual Meeting of Stockholders...........Proxy Card

                                PROXY STATEMENT
                                    FOR THE
                          SWISHER INTERNATIONAL, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     THE BOARD OF DIRECTORS OF SWISHER INTERNATIONAL, INC. SENT YOU THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD BECAUSE THE BOARD IS SOLICITING YOUR PROXY TO VOTE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about March 17, 1999 to all stockholders entitled to vote. Stockholders who owned Swisher International common stock at the close of business on February 24, 1999 are entitled to vote. On this record date, there were 2,208,271 shares of Swisher International common stock outstanding. Common stock is our only class of voting stock.

HOW MANY VOTES DO I HAVE?

     Each share of Swisher International common stock that you own entitles you to one vote. The proxy card enclosed herewith indicates the number of Swisher International shares that you own.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

     - "FOR" the election of all six nominees for director; and

     - "FOR" the ratification of Scharf Pera & Co. as independent auditors for 1999.

     If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     - You may send in another proxy with a later date;

     - You may notify Swisher International's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

     - You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on February 24, 1999, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:
ELECT SIX DIRECTORS          The six nominees for director who receive the most
                             votes (a "plurality" as required by Nevada law) will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

                             A "broker non-vote" (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

PROPOSAL 2:
RATIFY SELECTION OF
AUDITORS The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the selection of independent auditors. Shares represented by proxy which are marked "abstain" will have the effect of a vote against Proposal 2. A broker non-vote will also have the effect of a vote against Proposal 2.

QUORUM; THE EFFECT OF
BROKER NON-VOTES AND
ABSTENTIONS                  A majority of the outstanding shares of common
                             stock will constitute a quorum. Your broker is not entitled to vote on the Proposals unless it receives instructions from you. Even if your broker does not vote your shares on the Proposals, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business.
                             Similarly, abstentions are also counted for determining if a quorum is present. However, broker non-votes and abstentions will not be counted for purposes of determining whether a proposal has been approved, and thus will have the effect of a "No" vote.

IS VOTING CONFIDENTIAL?

     As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Swisher International. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

WHAT ARE THE COSTS OF SOLICITING THE PROXIES?

     Swisher International, Inc. pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph or by Swisher International officers and employees without additional compensation. Swisher International pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $5,000.00, plus associated costs and expenses.

HOW CAN I OBTAIN AN ANNUAL REPORT ON FORM 10-KSB?

     The 1998 Annual Report on Form 10-KSB was filed with the Securities and Exchange Commission on or about March 17, 1999. A copy of the Annual Report is being mailed to our stockholders concurrently with the mailing of this Proxy Statement. If you did not receive a copy and would like one, without charge, please write to:

         Investor Relations
         Swisher International, Inc.
         6849 Fairview Road
         Charlotte, North Carolina 28210
         Attention: Thomas W. Busch, Chief Financial Officer

or contact Mr. Busch at (800) 444-4138.

      INFORMATION ABOUT SWISHER INTERNATIONAL, INC. COMMON STOCK OWNERSHIP

HOW MUCH STOCK IS OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND AT LEAST 5% STOCKHOLDERS?

     The following table shows, as of January 31, 1999, (a) all persons we know to be "beneficial owners" of more than five percent of the outstanding common stock of Swisher International, and (b) the common stock owned beneficially by Swisher International directors and executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(2)
                                                              --------------------
                    NAME AND ADDRESS(1)                        NUMBER     PERCENT
                    -------------------                       --------    --------
Patrick L. Swisher(3).......................................  520,217       18.8%
W. Tom Reeder III(4)........................................   74,500        2.7%
M. Hunt Broyhill............................................   33,000        1.2%
Thomas W. Busch(5)..........................................   17,200         **
John Summey.................................................    4,000         **
Bruce Mullan(6).............................................    3,000         **
Richard G. Long, Jr.........................................    1,500         **
Anne P. Corley..............................................      616         **
Providence LLC(7)...........................................  259,000        9.3%
All Directors and Executive Officers as a Group (eight
  persons)(8)...............................................  654,033       23.6%

---------------

 ** Represents a percentage of beneficial ownership that is less than 1%.
(1) Unless otherwise stated, the address for all persons listed above is 6849 Fairview Road, Charlotte, North Carolina 28210.
(2) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Swisher International common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days. The percent of shares beneficially owned as of January 31, 1999 was calculated based upon 2,771,971 "shares", consisting of 2,208,271 shares of common stock outstanding plus 563,700 options to purchase common stock.
(3) This amount includes 320,200 shares of common stock that may be acquired upon exercise of stock options that were exercisable as of January 31, 1999, or that will become exercisable within 60 days after January 31, 1999.
(4) This amount includes 50,500 shares of common stock that may be acquired upon exercise of stock options that were exercisable as of January 31, 1999, or that will become exercisable within 60 days after January 31, 1999.

(5) This amount includes 15,000 shares of common stock that may be acquired upon exercise of stock options that were exercisable as of January 31, 1999, or that will become exercisable within 60 days after January 31, 1999.
(6) This amount represents shares of common stock that may be acquired upon exercise of stock options that were exercisable as of January 31, 1999, or that will become exercisable within 60 days after January 31, 1999.
(7) During 1997, Providence LLC assumed the obligation of the estate planning program and was assigned the shares of common stock by Armand Investment Corporation. Armand Investment Corporation acquired its shares from Patrick
    L. Swisher in connection with an estate planning program for Mr. Swisher. Mr. Swisher disclaims beneficial ownership of such shares.
(8) This amount includes 388,700 shares of common stock that may be acquired upon exercise of stock options that were exercisable as of January 31, 1999, or that will become exercisable within 60 days after January 31, 1999.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Swisher International and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings.

     The Board met five times during fiscal year 1998. Attendance at the Board and committee meetings was at least 75% for each director.

THE COMMITTEES OF THE BOARD

     The Board has two permanent committees: the Audit Committee and the Compensation Committee. There is no nominating committee.

THE AUDIT COMMITTEE          The Audit Committee reviews and approves the audit
                             reports rendered by the Company's independent auditors and approves the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors.

                             Through fiscal year ended October 31, 1998, Messrs. Patrick L. Swisher (a non-voting member) and George
                             K. Moore (the sole voting member) served as members of the Audit Committee. The Audit Committee met four times during fiscal year ended 1998. Subsequent to fiscal year end 1998, on December 16, 1998, Mr. Moore resigned from the Board of Directors and the Audit Committee. Subsequently, the Board of Directors appointed Richard Long and John Summey to serve as outside directors on the Audit Committee. For more information about these directors, see "Proposal 1: Elect Six Directors", below.

THE COMPENSATION COMMITTEE   The Compensation Committee reviews and makes
                             recommendations to the Board regarding
                             compensation, including bonuses, for officers. The
                             Compensation Committee also administers the
                             Incentive Stock Option Plan and the Non-Qualified
                             Stock Option Plan and has sole authority for awards under both plans, including timing, pricing and amount. For more information on these plans, see
                             "Benefit Plans," below.

                             Through fiscal year ended October 31, 1998, Messrs. Patrick L. Swisher (a non-voting member) and George
                             K. Moore (the sole voting member) served as members of the Compensation Committee. The Compensation Committee met one time during fiscal year ended 1998. Subsequent to fiscal year end 1998, on December 16, 1998, Mr. Moore resigned from the Board of Directors and the Compensation Committee. Subsequently, the Board of Directors appointed M. Hunt Broyhill and Anne P. Corley to serve as outside directors on the Compensation Committee. For more information about these directors, see "Proposal 1: Elect Six Directors", below.

HOW DO WE COMPENSATE OUR DIRECTORS?

MEETING FEES AND EXPENSES    We compensate directors who are not employees of
                             Swisher International or our subsidiaries with a fee of $500 for each Board and committee meeting.
                             We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees or employees of our subsidiaries for service as a director. We do, however, reimburse them for travel and other related expenses.

STOCK AWARDS                 We do not currently grant directors of Swisher
                             International the right to participate in any of our stock option plans, but do encourage all non-employee directors to purchase shares of common stock on the open market as they wish.

THE EXECUTIVE OFFICERS

     These are the biographies of Swisher International's current executive officers, except for Messrs. Patrick L. Swisher, President and Chief Executive Officer, M. Hunt Broyhill, Chairman of the Board of Directors, and W. Tom Reeder III, Executive Vice President, whose biographies are included under "Proposal 1:
Elect Six Directors," below.

Amy K. King-Simpson
Age 43 Secretary of Swisher International and President of the Hygiene Division of Swisher International. Ms. King-Simpson has served as the Corporate Secretary of Swisher International since November 1996 and also currently serves as the President of the Hygiene Division of Swisher International. Prior to that she served as Director of Franchise Administration of Swisher International from 1991 to November 1996. From 1984 to 1991 she served as Vice President of Franchise Administration with Econo Lodges of America, Inc.

Thomas W. Busch
Age 44 Chief Financial Officer. Mr. Busch has been Chief Financial Officer of Swisher International since January 1999 and, prior to that, from April 1998, he served as Vice President -- Finance. From April 1991 to March 1998, Mr. Busch was employed by Salant Corporation, an apparel manufacturer, serving as Corporate Controller from March 1994 through March 1997. From January 1988 to March 1991, Mr. Busch was employed in the audit department of the Atlanta office of Deloitte & Touche, an international accounting and consulting firm. Mr. Busch received his Master of Accountancy from the University of South Carolina in December 1987.

Bruce Mullan
Age 46 Vice President of Sales. Mr. Mullan has been Swisher International's Vice President of Sales since January 1994. From 1981 through January 1994, he was employed by US Safety Company in Kansas City, Missouri, where he served as National Accounts Manager from 1988 until January 1994. Mr. Mullan received his Bachelor of Arts degree in Economics from Hampden-Sydney College in 1975.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING IN 1998?

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Swisher International common stock and to provide Swisher International with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for fiscal year 1998, except for Messrs. Swisher, Reeder and Moore with respect to 100,000 options exercised in March 1998 and Mr. Swisher with respect to 25,000 options granted in September 1998. For more information, please see "Arrangements with Officers and Directors", below.

HOW DO WE COMPENSATE OUR EXECUTIVE OFFICERS?

     The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 1998 and aggregate options exercised in fiscal year 1998 for the Chief Executive Officer and our other two most highly compensated (i.e., over $100,000 per year) executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                        ANNUAL COMPENSATION                       COMPENSATION AWARDS
                                    ---------------------------              -----------------------------
                                                                               OPTIONS        ALL OTHER
                                    YEAR   SALARY(1)    BONUS     OTHER(2)   # OF SHARES   COMPENSATION(3)
                                    ----   ---------   --------   --------   -----------   ---------------
Patrick L. Swisher................  1998   $200,554          --   $14,072      25,000          $1,523
  President and Chief               1997    198,198          --    14,072      77,600           1,425
  Executive Officer                 1996    198,198          --    14,072      33,000           1,846
W. Tom Reeder III.................  1998    129,209          --     5,909          --             495
  Executive Vice President          1997    105,000          --     5,909      39,000             475
                                    1996    105,000          --     5,909      23,000             525
Bruce Mullan......................  1998    123,521          --        --          --           1,316
  Vice President of Sales           1997    126,038          --        --          --           1,322
                                    1996    102,328          --        --       2,500           1,334

---------------

(1) This amount includes amounts contributed to Swisher International's 401(k) by each of the officers named above.
(2) This amount includes automobile lease payments made by Swisher International for vehicles leased by the executive officers named above.
(3) This amount includes amounts contributed by Swisher International to the executive officers' 401(k) accounts named above. It excludes (i) aircraft lease payments made by Swisher International to Economy Air, Inc. and (ii) office lease payments paid to SSSW Enterprises or Fairview Family Limited Partnership by Swisher International. For more information, see "Arrangements with Officers and Directors" below.

     Swisher International has entered into employment agreements with Thomas W. Busch, Swisher International's Chief Financial Officer, and W. Tom Reeder III, the Company's Executive Vice President.

     Mr. Busch's employment agreement was effective as of January 1, 1999 and expires on December 31, 2000, subject to renewal for successive one year terms. The annual base salary under the employment agreement is $125,000. Bonuses may be paid at the discretion of the Board of Directors. Mr. Busch receives additional compensation in the amount of $500 per month as automobile allowance and may also receive relocation expenses under the employment agreement. In the event that Mr. Busch is terminated without cause by Swisher International, Mr. Busch may be entitled to severance payments for six months following the date of termination of his employment. Pursuant to the employment agreement, Mr. Busch is restricted for two years from competing with Swisher International following termination of his employment. In conjunction with Mr. Busch's employment agreement, Mr. Busch received the option to purchase 75,000 shares of common stock pursuant to a stock option agreement. Mr. Busch's stock option agreement is effective as of January 1, 1999 and vests at intervals of 15,000 options on January 1, 1999 and 30,000 options on each of January 1, 2000 and 2001, through January 1, 2001, expiring on January 1, 2009.

     Mr. Reeder's employment agreement was entered into on January 1, 1999, but was effective as of November 1, 1998. Mr. Reeder's contract expires on September 30, 2000, subject to renewal for successive one year terms. Mr. Reeder's annual base salary during the term of the employment agreement is $120,000. Bonuses may be paid at the discretion of the Board of Directors. Mr. Reeder receives additional compensation in the amount of $800 per month as automobile allowance lease payments. Mr. Reeder is also entitled to stock options to purchase the common stock of the Company; the number of options and the applicable terms and conditions are to be determined by the Board of Directors. In the event that Mr. Reeder is terminated without cause by Swisher International, Mr. Reeder may be entitled to severance payments for three months following the date of termination of his employment. Mr. Reeder is restricted for two years from competing Swisher International following termination of his employment.

                     OPTION GRANTS DURING FISCAL YEAR 1998

     The following table shows information about grants of stock options to the executive officers pursuant to Swisher International's stock option plans or otherwise during fiscal year 1998.

                     OPTION GRANTS DURING FISCAL YEAR 1998

                                                                 % OF TOTAL
                                                              OPTIONS GRANTED    EXERCISE OR
                                                OPTIONS       TO EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                                        GRANTED(SHARES)     FISCAL YEAR       ($/SHARE)        DATE
----                                        ---------------   ----------------   ------------   ----------
Patrick L. Swisher(1).....................      25,000              100%            $0.65       12/31/2003

---------------

(1) These options were granted to Mr. Swisher as consideration for Mr. Swisher's personal guarantee on the lease for Swisher International's headquarters. For more information about this guarantee, please see "Arrangements with Officers and Directors", below.

               AGGREGATE OPTION EXERCISES DURING FISCAL YEAR 1998
                           AND YEAR-END OPTION VALUES

     Certain executive officers, as a group, exercised a total of 100,000 options during fiscal year 1998. For more information about the exercise of these options, please see "Arrangements With Officers and Directors", below at pages 14 to 15. The following table shows information about the value of exercised and unexercised stock options on October 31, 1998 for the executive officers listed below.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                   OPTIONS                 THE-MONEY OPTIONS AT
                            NUMBER OF                        AT OCTOBER 31, 1998            OCTOBER 31, 1998(2)
                         SHARES ACQUIRED      VALUE      ----------------------------   ---------------------------
                           ON EXERCISE     REALIZED(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         ---------------   -----------   -----------    -------------   -----------   -------------
Patrick L. Swisher.....      57,600         $122,400       70,200             --          $3,821            --
George K. Moore........      23,400           78,795       60,000             --              --            --
W. Tom Reeder III......      19,000           49,875       50,500             --              --            --
Bruce Mullan...........          --               --        3,500             --              --            --

---------------

(1) The dollar values are calculated by determining the difference between $7.625, the closing bid price of common stock on March 19, 1998, and the exercise price of the stock options.
(2) The dollar values are calculated by determining the difference between $0.78125 per share, the closing bid price of common stock on October 31, 1998, and the exercise price of the stock options. "In-the-Money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

                                   BENEFIT PLANS

     Other than a 401(k) retirement plan for the benefit of all employees, Swisher International has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. However, the Board of Directors may recommend one or more such programs for adoption in the future.

     Swisher International currently maintains two stock option plans for the benefit of its officers, key employees and directors.

     The Incentive Stock Option Plan was adopted in 1992. The purpose of the plan is to attract, retain and motivate employees, to increase their ownership stake in Swisher International, to compensate them for their contributions to our growth and profits and to encourage them to own Swisher International common stock. The plan authorizes the issuance of certain awards to such individuals.

     The Non-Qualified Stock Option Plan was also adopted in 1992. The purpose of the plan is to advance the interests of Swisher International and its stockholders by affording certain officers, key employees and non-employee consultants or advisors, upon whose judgment, initiative and efforts Swisher International depends for the successful conduct of its business, the opportunity for investment in Swisher International and to increase their stock ownership in Swisher International. The plan authorizes the issuance of certain awards to such individuals.

     The Compensation Committee of the Board administers both plans, selects participants from among eligible persons, and determines the form, terms and conditions of awards. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority to an administrator consisting of one or more members of the Committee or one or more officers of Swisher International.

     The Committee determines vesting, exercisability, payment and other restrictions that apply to an award. Vesting means the individual has the right to the award. However, under the Incentive Stock Option Plan, the minimum vesting period for any stock option is one year. The Committee will also have authority to determine the effect, if any, that an employee's termination or a change in control of Swisher International will have on an award.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation paid to the chief executive officer and the other most highly compensated executive officers of a public company, whose compensation must be disclosed in such company's filings with the Securities and Exchange Commission, to $1 million unless the payments are made under qualifying performance-based plans. We designed the Incentive Stock Option Plan to enable us to make awards to our executive officers that will not be subject to this limitation on deductibility. There are additional requirements which incentive stock option plans generally must satisfy in order to qualify for special tax treatment. We intend to satisfy these additional requirements as well.

     Approval by stockholders of Swisher International is required in order to increase in the number of shares reserved for issuance under either of the plans, under the provisions of the Internal Revenue Code of 1986, as amended, particularly Section 422 concerning the granting of incentive options.

     Under both plans, the exercise price of a stock option may be paid in cash or with previously owned stock or both. The maximum award under the plans that an executive may be granted for a period of one year or less will be $100,000.

     The plans became effective upon their adoption by the Board and by the stockholders in 1992. Under the Incentive Stock Option Plan, unless the Board terminates the plan earlier, no award may be made for a performance period beginning after April 30, 2001. The Non-Qualified Stock Option Plan may be terminated at any time by the Board, except that such termination shall not affect any options then outstanding under the plan.

     Awards will be authorized by the Committee in its sole discretion, therefore it is not possible to determine the benefits or amounts that will be received by any particular employee or group of employees in the future. For information about stock option grants in 1998, see "How Do We Compensate Our Executive Officers?" below.

                    ARRANGEMENTS WITH OFFICERS AND DIRECTORS

     Swisher International has entered into a number of transactions with its officers and directors. Swisher International has adopted a policy which provides that transactions with its directors or officers, or entities which are owned or controlled by Swisher International's officers or directors or in which such officers or directors have a financial interest, will generally be on terms consistent with industry standards, and will be approved by a majority of the disinterested directors (i.e., those directors having neither a direct nor an indirect interest in the transaction) of Swisher International. This policy, which is set forth in the Articles of Incorporation, as amended, of Swisher International, provides that no transaction shall be either void or voidable solely because of the relationship or interest of directors or officers, or solely because such directors are present at a meeting where the transaction is approved, or solely because such directors' votes are counted for such purpose. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee where such transaction is approved.

     Swisher International leases from Economy Air, Inc., a North Carolina corporation owned by Mr. Swisher, an airplane to provide corporate travel for Swisher International personnel. The lease was entered into in November 1993 and terminates on December 31, 2000 unless otherwise renewed. Swisher International makes monthly lease payments to Economy Air, together with charges for maintenance and fuel for aircraft use. The total amount of the monthly payments made by Swisher International typically coincides with the total of the monthly loan payment, insurance, taxes and hanger rent paid by Mr. Swisher. Lease payments and maintenance charges to Economy Air aggregated $57,000 and $109,078 during the fiscal years ended October 31, 1998 and 1997, respectively.

     In 1993, Swisher International and B.S. Associates, a partnership in which Mr. Swisher is a partner, entered into a lease agreement for the headquarters of Swisher International, which were owned by the partnership. In 1995, B.S. Associates sold the headquarters and assigned the lease to SSSW Enterprises, a general partnership in which Mr. Swisher is a one-third partner. In 1997, SSSW Enterprises assigned the lease to Fairview Family Limited Partnership, of which Mr. Swisher is a 100% beneficial owner. In May 1998, the headquarters were sold to Old Dowd Properties, Inc., an unrelated party. On September 29, 1998, Mr. Swisher agreed to provide a personal guarantee for the lease during the first year of the new lease agreement. For this personal guarantee, Swisher International granted Mr. Swisher 25,000 stock options, at the current market price as of September 29, 1998, $0.65. During the fiscal years ended October 31, 1998 and 1997, and prior to the sale to Old Dowd Properties, Swisher International made lease payments of $104,000 and $153,000, respectively, to businesses in which Mr. Swisher had a beneficial interest.

     From time to time, Swisher International makes advances to Mr. Swisher on an interest-free, unsecured basis, payable on demand. Typically, the total of the advances outstanding is less than $60,000.

     The officers and directors below exercised stock options for 100,000 shares of common stock on March 19, 1998. The exercised options were paid for in the form of notes receivable to Swisher International in the total amounts of $511,250. The following table summarizes the options exercised:

                                                                                    AMOUNT OF
OFFICER/DIRECTORS                          OPTIONS EXERCISED    STRIKE PRICE     NOTE RECEIVABLE
-----------------                          -----------------   ---------------   ---------------
Patrick L. Swisher.......................       57,600         $5.50 per share      $316,800
W. Tom Reeder III........................       19,000         $5.00 per share        95,000
George K. Moore..........................       23,400         $4.25 per share        99,450

     The notes receivable include provisions to extend the due date with no interest accruing for any period where Swisher International does not have its securities actively traded on the Nasdaq system and if the closing bid price of Swisher International's stock is less than 85% of the closing bid price of its securities on March 19, 1998, which was $7.625.

     In September 1998, Mr. Swisher made an advance of $300,000 to Swisher International, with an interest rate of 10.0%. As of October 31, 1998, the balance remaining outstanding on the note was $200,000.

     In September 1998, Mr. Reeder made an advance to Swisher International of $40,000. As of October 31, 1998, the balance remaining outstanding on the note was $20,000.

     Subsequent to fiscal year end 1998, Mr. Swisher advanced to Swisher International $275,000 in the form of a short-term note bearing an annual interest rate of 10.0%.

     A note receivable to Swisher International for the purchase of the Houston Hygiene franchise was restructured in 1998 from a seven year note with a balloon payment to a note amortized on a straight-line basis over ten years with monthly payments of both principal and interest in the amount of $6,197 per month. The interest rate was reduced from 12.0% to 11.0% to reflect current market rates. Mr. Swisher is the majority owner of the corporation which owns the Houston Hygiene franchise. Subsequent to the 1998 fiscal year end, Swisher International received a pre-payment of approximately $165,000 towards the outstanding note receivable relating to the purchase of the Houston Hygiene franchise.

     A note receivable to Swisher International from Mr. Reeder for the purchase of a Charlotte Hygiene franchise was restructured in 1998 from a seven year note with a balloon payment to a note amortized on a straight-line basis over ten years with monthly payments of both principal and interest in the amount of $5,510 per month. The interest rate remained at 11.0%. Mr. Reeder is a majority owner of the corporation which owns the Charlotte Hygiene franchise.

          DISAGREEMENT WITH SWISHER INTERNATIONAL'S FORMER ACCOUNTANTS

     McGladrey & Pullen, LLP was engaged as the principal accountant for Swisher International from December 3, 1996 to February 20, 1998. On February 20, 1998, McGladrey unexpectedly resigned as Swisher International's auditors, prior to completion of the audit for the fiscal year ended October 31, 1997, identifying the following concerns in their letter of resignation:

     - Representations by management of Swisher International relating to the timing of the consummation of the sale of a franchise in Ireland by Swisher International;

     - Swisher International's failure to disclose certain option and warrant agreements executed by management during 1996, and the resulting failure to account for them in the financial statements for fiscal year 1996;

     - Management's representations concerning the sale of a Houston Hygiene franchise by Swisher International in third quarter 1996, which was recorded as a gain of $284,017; specifically, McGladrey was concerned about the failure to disclose the related party nature of this transaction and the existence of a management agreement which McGladrey believed indicated that Swisher International retained control of the franchise, thereby preventing recognition of the sale in third quarter of 1996;

     - The treatment of a transaction similar to the sale of the Houston Hygiene franchise, this time regarding the sale by Swisher International of a Hygiene franchise in Charlotte during the third quarter of 1997, which was recorded as a gain of $381,000 on Form 10-QSB for this quarter, but which was not identified as a related party transaction;

     - Failure of certain management employees to pay Swisher International, during fiscal year 1997, $138,000 in personal expenses recorded by Swisher International as receivables in 1996 and represented by these employees as due in 1997, such expenses were repaid at a later date;

     - Whether Swisher International management misrepresented that no side agreements existed concerning its receivable from Professional Carpet Systems, Inc. which would affect recognition of that receivable at October 31, 1996; Swisher International was involved in litigation with Professional Carpet relating to Professional Carpet's claim of entitlement to $80,000 in consulting fees under a February 10, 1997 agreement. This claim was settled with Professional Carpet; and

     - Representations by Swisher International management regarding a note receivable and certain repurchased franchise assets which were being held for resale in connection with a Mobile, Alabama and Scottsdale, Arizona franchise, respectively, as to which representations made in connection with the 1996 audit appeared, as of fiscal year end 1997, to have been made in error, resulting in the write-off a $45,000 note as uncollectible and the reduction in the carrying value of the Scottsdale franchise by $53,000.

     On March 11, 1998, McGladrey withdrew its auditor's report dated January 30, 1997, relating to the financial statements for the fiscal year ended October 31, 1996. McGladrey advised Swisher International that its decision to resign and withdraw was the result of (i) its conclusion that it could no longer rely on management's representations, and (ii) the existence of significant unresolved accounting matters relating to Swisher International's financial statements as of and for the years ended October 31, 1997 and 1996.

     In addition to the foregoing specific areas of concern, discussions were ongoing between McGladrey and Swisher International relating to concerns of the timing of revenue recognition and the need for additional accounting reserves to adequately address the realization of accounts receivable, notes receivable relating to previously recorded franchise sale revenues, and the value of assets held for resale. The audit work in these matters was not completed at the time of McGladrey's resignation; however McGladrey believed it likely that it could have issued a modified opinion if such matters was not ultimately resolved to its satisfaction.

     Prior to submitting its resignation on February 20, 1998, on February 17, 1998, McGladrey met with an officer and a director of Swisher International to review the matters later summarized in McGladrey's February 20, 1998 resignation letter. McGladrey never gave Swisher International an adequate opportunity to respond to the matters raised. All the issues raised by McGladrey have been addressed satisfactorily with Swisher International's new independent auditors. Swisher International believes McGladrey's conduct was negligent and has filed a lawsuit against McGladrey in federal court seeking damages.

     In order to address the concerns of McGladrey and respond accordingly, Swisher International took the following actions: (a) it retained new auditors and authorized McGladrey to respond fully to inquiries of the new auditor concerning each disagreement and event; (b) it appointed a three-member temporary special committee comprised of individuals who were not involved in the issues raised by McGladrey; and (c) it retained the law firm of Swisher & Berlin, Chartered, to conduct an independent internal investigation under the direction of the independent special committee. Swindler & Berlin was later replaced by the law firm of Greenberg, Traurig, P.A.

     On March 16, 1998, Swisher International formally engaged the accounting firm of Scharf Pera & Co., Charlotte, North Carolina, as its new auditors. During Swisher International's most recent fiscal year ended October 31, 1997 and during the interim period from then through March 16, 1998, Swisher International did not consult with Scharf Pera with respect to the application of accounting principles to any specified transactions or the specific type of audit opinion that might be rendered on Swisher International's financial statements. Additionally, no written report or oral advice was given to Swisher International by Scharf Pera, other than a general discussion of proposed services and anticipated fees. Swisher International did not consult with Scharf Pera with respect to the subject of the disagreement with McGladrey.

     Swisher International's results of operations for the years ended October 31, 1997 and 1996 were reported on Form 10-KSB and 10-K, respectively, as filed with the Securities and Exchange Commission, and they included audited financial statements from Scharf Pera.

     Swisher International provided McGladrey with a copy of the disclosure under this section, and received a response from McGladrey on March 11, 1999. McGladrey's response follows:

     McGladrey disagrees with the following for the reasons stated:

     - SWISHER'S ASSERTION THAT MCGLADREY RESIGNED "UNEXPECTEDLY." Swisher was fully apprised in advance of the circumstances necessitating McGladrey's resignation.

     - SWISHER'S INCOMPLETE CHARACTERIZATION OF MCGLADREY'S FEBRUARY 20, 1998 LETTER. McGladrey refers to and incorporates herein by reference the text of its February 20, 1998, letter.

     - SWISHER'S INCOMPLETE DESCRIPTION OF MCGLADREY'S MARCH 11, 1998 LETTER. McGladrey refers to and incorporates herein by reference the text of its March 11 letter.

     - THE LAST SENTENCE OF THE THIRD PARAGRAPH. The phrase "could have issued a modified opinion..." should read "would have issued a modified opinion..."

     - THE MEETING DATE ALLEGED IN THE FOURTH PARAGRAPH, FIRST SENTENCE. The meeting occurred February 16.

     - THE STATEMENT IN THE FOURTH PARAGRAPH THAT MCGLADREY NEVER GAVE SWISHER AN ADEQUATE OPPORTUNITY TO RESPOND. Swisher had ample opportunity to respond to the matters raised by McGladrey.

     - SWISHER'S CLAIM THAT MCGLADREY'S CONDUCT WAS NEGLIGENT. Instead, McGladrey carefully complied with applicable legal and professional requirements.

     McGladrey's February 20 and March 11, 1998 letters, which are included in Swisher Form 8-Ks filed on February 27 and March 13, 1998, are incorporated herein by reference.

     Swisher International continues to disagree with McGladrey's statements and, as is set out in the pending lawsuit Swisher International filed against McGladrey, continues to believe that McGladrey was negligent in the performance of their audit work and in the manner in which they withdrew as Swisher International's auditors.

                        PROPOSAL 1: ELECT SIX DIRECTORS

     The Board has nominated six directors for election at the Annual Meeting.

     Under a provision of Swisher International's Articles of Incorporation, as amended, if the number of directors on the Board of Directors is fixed at six or more, then the directors' terms must be staggered by dividing the directors into three equal groups. Swisher International's Board of Directors proposes to divide the director nominees into the following three groups, to hold office as noted provided below.

     Group One will consist of Anne Parrish Corley and John O. Summey, Jr.; Group Two will consist of Richard G. Long and W. Tom Reeder III; and Group Three will consist of Patrick L. Swisher and M. Hunt Broyhill. Group One directors will hold office until the 2000 Annual Meeting, until their successors are duly appointed and qualified, at which point the Group One directors will be elected for a three-year term to serve until the 2003 Annual Meeting. Group Two directors will hold office until the 2001 Annual Meeting, until their successors are duly appointed and qualified, at which point the Group Two directors will be elected for a three-year term, to serve until the 2004 Annual Meeting. Group Three directors will hold office until the 2002 Annual Meeting, until their successors are duly appointed and qualified, at which point the Group Three directors will be elected for a three-year term, to serve until the 2005 Annual Meeting.

     Messrs. Swisher, Reeder, Broyhill, Long and Summey and Ms. Corley are currently directors of Swisher International.

     If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    NOMINEES

Patrick L. Swisher
Age 44 Mr. Swisher has been Chief Executive Officer, President and a director of Swisher International since October 1986. In addition, he currently serves as a non-voting member of the Compensation and Audit Committees. From July 1983 to October 1986, Mr. Swisher also served as Chief Executive Officer and a director of Swisher Services, Inc., which was subsequently merged into Swisher International, Inc. in October 1986. In 1980, Mr. Swisher co-founded PSTV Corporation, a private cable television company, and he served as President of its construction division until 1983. From 1977 to 1980, Mr. Swisher was an owner and co-founder of Whispers Corporation, which operated a restaurant located in Charlotte, North Carolina. Mr. Swisher received his Bachelors of Science degree from Appalachian State University in 1977.

M. Hunt Broyhill
Age 34 Mr. Broyhill has served as Chairman of the Board of Directors of Swisher International since January 1999, and as a director since December 1998. Mr. Broyhill serves as the Chief Executive Officer of Broyhill Asset Management, LLC; as the President of each of Broyhill Investments, Inc., Broyhill Timber Resources, Inc., Broyhill Family Foundation, Inc., Broyhill Realty, Inc., and H.B. Development, Inc., and the Vice President of P.B. Realty, Inc. Mr. Broyhill also serves as a member of the Board of Directors of High Street Banking Company. In addition, Mr. Broyhill serves as a director on the Board of Directors of a number of civic organizations within the State of North Carolina. In 1997, Mr. Broyhill passed both the Series 7 and the Series 63 exams and was designated as a Registered Representative with the Securities and Exchange Commission.

W. Tom Reeder III
Age 45 Mr. Reeder was appointed Executive Vice President subsequent to fiscal year end 1998, served as Chief Operating Officer during a portion of the 1998 fiscal year, and has served as Vice President and a director of Swisher International since March 1988. From 1977 through March 1988, Mr. Reeder was a manufacturer's representative for a wholesale apparel company in Charlotte, North Carolina. Mr. Reeder received his Bachelors of Science degree from Western Carolina University in 1975.

Richard G. Long, Jr.
Age 41 Mr. Long has served as a director of Swisher International since July 1998. Since February 1995, Mr. Long has been a partner with Perry, Bundy, Plyler and Long, LLP and, prior to that, from 1992 to 1995, Mr. Long as a partner with Steelman and Long, both involving the practice of law. Mr. Long received his J.D. from Wake Forest University in 1982 and is a member of the North Carolina State Bar and the Union County Bar Association. Mr. Long has served as President and Treasurer of the Union County Bar and has served as President of the 20th Judicial District Bar.

John O. Summey Jr.
Age 62 Mr. Summey has served as a director of Swisher International since July 1998. Prior to that, from April 1997 to August 1998, Mr. Summey worked as an independent consultant, during which time he helped establish American Community Bank, a local bank in Monroe, North Carolina. From June 1995 to April 1997, Mr. Summey was a director, and from June 1996 to April 1997 also the Chief Financial Officer, of ProtoCorp International, Inc., a software development company in Monroe, North Carolina. Prior to that, from 1984 to June 1995, Mr. Summey served as the Chief Financial Officer and director of American Commercial Bank, which was acquired by a national banking association in June 1995. Prior to that, from 1995 to 1997, Mr. Summey served as Chief Financial Officer and a director of ProtoCorp. From 1984 to 1995, Mr. Summey served as Chief Financial Officer and a director of American Commercial Bank.

Anne Parrish Corley
Age 71 Ms. Corley has served as a director of the Company since December 1998. Ms. Corley is the owner of Stonebridge Interiors and Antiques, an enterprise for international, commercial and residential interior design concepts. Ms. Corley also served four years on the Small Business Advisory Board at the pleasure of former Governor James Hunt.

 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL SIX NOMINEES FOR
                                   DIRECTOR.

         PROPOSAL 2:  RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 1999

     We are asking you to ratify the Board's selection of Scharf Pera & Co., certified public accountants, as independent auditors for 1999. The Audit Committee recommended the selection of Scharf Pera & Co. to the Board. Scharf Pera & Co. has served as the independent auditors of Swisher International since 1997.

     A representative of Scharf Pera and Co. will attend the Annual Meeting to answer your questions.

     We are submitting this proposal to you because the Board believes that such action follows general corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction from you to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Swisher International and our stockholders.

          THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF SCHARF PERA & CO. AS INDEPENDENT AUDITORS FOR 1999.

     A COPY OF SWISHER INTERNATIONAL'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED OCTOBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITH FINANCIAL STATEMENTS AND THE SCHEDULES THERETO BUT WITHOUT ANY OTHER EXHIBITS, WILL BE MAILED TO THE STOCKHOLDERS OF SWISHER INTERNATIONAL UPON REQUEST AND WITHOUT CHARGE.

     For Further information on obtaining the 1998 Annual Report, see "How Can I Obtain An Annual Report on Form 10-KSB", above.

                                 OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than the election of directors and the ratification of the independent auditors, as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2000 Annual Meeting must forward the proposal to the Secretary at the address set forth below in time to arrive at our offices no later than November 18, 1999. This November 18, 1999 deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2000 Annual Meeting is 30 calendar days earlier or later than April 23, 2000. The notice provided by the stockholders must contain:

     - a complete and accurate description of the proposal;

     - a statement that the stockholder (or the stockholder's legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;

     - the stockholder's name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

     - a complete and accurate description of any material interest of such stockholder in such proposal.

     All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Nevada law.

     Under the proxy rules, in the event Swisher International receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by Swisher International to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at our offices by January 31, 2000.

     Our Bylaws do not provide separate or additional procedures for stockholders to nominate directors or to bring business before the stockholders.

     If you wish to submit a stockholder proposal for the 2000 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Secretary of Swisher International at 6849 Fairview Road, Charlotte, North Carolina 28210.

                                          By order of the Board of Directors,

                                          Patrick L. Swisher
                                          President and Chief Executive Officer

March 17, 1999

                          SWISHER INTERNATIONAL, INC.

   PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Swisher International, Inc. (the "Company") hereby constitutes and appoints Patrick L. Swisher and Thomas W. Busch, or either of them, as attorney and proxy, with the power to appoint a substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Friday, April 23, 1999, or at any and all adjournments or postponements thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March 17, 1999.

Proposal 1.  To consider and act upon a proposal to elect Messrs. Patrick L.
             Swisher and M. Hunt Broyhill to serve as Group Three directors for a three year term; to elect Messrs. W. Tom Reeder III and Richard
             G. Long, Jr. to serve as Group Two directors for a two year term; and to elect Mr. John Summey and Ms. Anne P. Corley to serve as Group One directors for a one year term, or until each of their successors are elected and qualified.

        [ ] FOR ELECTION OF ALL NOMINEES (except as shown below)
        [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             STRIKE THROUGH THE NOMINEE'S NAME BELOW:

           Patrick L. Swisher  M. Hunt Broyhill           John Summey
           Anne P. Corley      Richard G. Long, Jr.       W. Tom Reeder III

Proposal 2.  To appoint Scharf Pera & Co. as independent auditors for 1999.

        [ ]  FOR APPOINTMENT              [ ]  AGAINST             [ ]  ABSTAIN
             APPOINTMENT

Proposal 3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

        [ ]  AUTHORIZED TO VOTE                              [ ]  ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED, FOR THE INDEPENDENT AUDITORS, AND THE PROXY HOLDERS WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 3 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

    Please mark, date and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as corporate officer, partner, attorney, executor, administrator, trustee or guardian, please specify your full title as such.

                                                  Dated:                  , 1999
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly